UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2021

MID-CON ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35374 (Commission File Number)	45-2842469 (IRS Employer Identification No.)

2431 E. 61st Street, Suite 800

Tulsa, Oklahoma

(Address of principal executive offices)

74136

(Zip code)

(918) 748-3361

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	MCEP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on October 25, 2020, Contango Oil & Gas Company, a Texas corporation (“Contango”), Michael Merger Sub LLC, a Delaware limited liability company and a wholly-owned, direct subsidiary of Contango (“Merger Sub”), Mid-Con Energy Partners, LP, a Delaware limited partnership (“Mid-Con”), and Mid-Con Energy GP, LLC, a Delaware limited liability company and the general partner of Mid-Con entered (“Mid-Con GP”), into an Agreement and Plan of Merger (the “Merger Agreement”) that provides for, among other things, the merger of Merger Sub with and into Mid-Con (the “Merger”), with Merger Sub surviving as a wholly owned, direct subsidiary of Contango. The Merger is expected to close on or about January 21, 2021.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, the board of directors of Mid-Con GP set November 25, 2020 as the record date (the “Record Date”) for determining holders of common units representing a limited partner interest in Mid-Con (each, a “Mid-Con Common Unit”) entitled to execute and deliver written consents with respect to the approval of the Merger Agreement and the Merger. As of the close of business on the Record Date, there were 14,311,522 Mid-Con Common Units outstanding and entitled to vote with respect to the Merger Agreement and the Merger and with respect to the amendment and restatement of the Program (the “Program Proposal”).

As previously disclosed, on December 18, 2020, holders of Mid-Con Common Units, which holders beneficially own a majority of the outstanding Mid-Con Common Units, and which are parties to the Voting and Support Agreement, dated as of October 25, 2020, delivered a written consent (i) adopting and approving in all respects the Merger Agreement and the transactions contemplated thereby, including the Merger and (ii) approving the amendment and restatement of the Program. The delivery of these consents was sufficient to adopt the Merger Agreement and to approve the Merger and to approve the amendment and restatement of the Program without the receipt of written consent from any other holder of Mid-Con Common Units.

The deadline for the consent solicitation expired at 5:00 p.m. (prevailing Eastern Time), on January 6, 2021. A summary of the results for the following proposals is set forth below:

1.	Approval of the Merger and adoption and approval of the Merger Agreement and the transactions contemplated thereby.

Common Units Represented by Consents Approving	Common Units Represented by Consents Disapproving	Common Units Represented by Consents Abstaining
8,044,061	0	0
2.	Approval of the amendment and restatement of the Program.

Common Units Represented by Consents Approving	Common Units Represented by Consents Disapproving	Common Units Represented by Consents Abstaining
8,044,061	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
		By:	Mid-Con Energy GP, LLC
its general partner

Dated:	January 6, 2021	By:	/s/Sherry L. Morgan
Sherry L. Morgan
Chief Executive Officer